EXHIBIT 32.2

Assisted Housing Fund  L.P. I

Certification of the Principal Accounting Officer of the General Partner

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Larry Breitbarth, Principal Accounting Officer of Murphey Favre Properties, Inc., General Partner of Assisted Housing Fund L.P. I,  does hereby certify that this report on Form 10-Q fully complies with the requirements of Section 13(a)  or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and the results of operations of the Investor Partnership.

By:	Murphey Favre Properties, Inc.
General Partner

By:	/s/ Larry Breitbarth	Date:	November 12, 2004
Larry Breitbarth
Treasurer and Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to Washington Mutual, Inc. and will be retained by Murphey Favre Properties, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.